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                                                                 Exhibit 10.2

                         MEMORANDUM OF SETTLEMENT TERMS

     In connection with the mediation held on June 12, 2000, before James S. Crawford, Esq. and subsequent negotiations regarding the action in Sacramento County Superior Court captioned James Kinnicutt, et al. v. Bikers Dream, Inc. et al. and bearing case number 98AS04185 ("Action"), James Kinnicutt, Susan Kinnicutt and Bikers Dream of Sacramento (collectively referred to herein as "plaintiffs") and Bikers Dream, Inc. ("BDI") and William Gresher ("Gresher") (collectively "defendants") (plaintiffs and defendants are collectively referred to herein as "the Parties") have reached a settlement on the following terms and conditions:

     1. Defendants will cause to be paid to plaintiffs the single sum of $190,000 ("Settlement Amount") in the form of a check made payable to "James Kinnicutt and Susan Kinnicutt and their counsel of record Stephen L. Davis" and will also cause the balance of the SBA Loan to plaintiffs ("Loan Balance") to be fully paid off by way of a single payment in the form of a check made payable to "James Kinnicutt and Susan Kinnicutt and their counsel of record Stephen L. Davis and Westamerica." Plaintiffs' counsel will forthwith provide counsel for defendants with the current amount due to satisfy the Loan Balance.

     2. In return for the payment of the Settlement Amount and the payment of the Loan Balance, plaintiffs will dismiss the Action with prejudice as to all defendants. Prior to that dismissal, plaintiffs will enter into a stipulation that the judgment entered in the Action be vacated in its entirety.

     3. The manner and method pursuant to which the Settlement Amount is recorded, distributed or allocated is solely the responsibility of plaintiffs and their counsel of record. Defendants and their attorneys and insurers are not in any way responsible for any aspect thereof, including but not limited to liens or claims of third parties to the Settlement Amount.

     4. By signing this document, the parties release any and all known or unknown claims that have been asserted or could have been asserted against each other or the parties' insurers relating to, or arising out of, the Action and/or Bikers Dream of Sacramento and/or any communications between the parties and expressly agree to waive all rights and remedies available under Civil Code ss. 1542 which states "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Plaintiffs herein release any and all claims pertaining to statements about plaintiffs contained in any documents filed by BDI with the Securities and Exchange Commission, including but not limited to, BDI's Form 10-Q statement for the quarter ended March 31, 2000.

     5. Defendants' settlement of the Action is not in any way an admission of any wrongdoing, liability or fault of any kind. Defendants deny all liability to plaintiffs and have settled the Action solely to avoid the nuisance and expense of litigation.




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     6. All of the provisions contained in this memorandum are enforceable pursuant to C.C.P.ss.664.6 in the Sacramento County Superior Court.

     7. No later than ten (10) days from defendants' counsel's receipt of this memorandum executed by plaintiffs and on behalf of Bikers Dream of Sacramento, the parties will execute the further settlement agreement and mutual general release, the stipulation to vacate the judgment and cause their counsel to exchange the executed request for dismissal of the Action with prejudice in its entirety for the check for the Settlement Amount and the check for the Loan Balance. The execution of the further settlement agreement by the Parties does not alter the terms contained in this memorandum, all of which are deemed to be material and enforceable settlement terms.

     8. Each party will bear its own costs and fees incurred in connection with the Action.

     9. This document may be executed in counterparts by facsimile and the same shall be deemed an original for all purposes, and taken together shall constitute one and the same document.

     10. Each party or responsible officer, director, partner or representative thereof has read this agreement and understands the contents hereof. Each of the representatives, officers, directors or partners executing this Agreement on behalf of their respective corporation, trust, partnership, firm or entity is empowered to do so and thereby binds such respective corporation, trust, partnership, firm or entity.

     By signing this document, each party represents that it has irrevocably agreed to settle the Action, pursuant to the above terms, which have been fully explained to each party by their counsel of record.



Dated:                 , 2000                  BIKERS DREAM OF
         --------------                        SACRAMENTO



                                       By:
                                               -----------------------------
                                               An Authorized Representative with
                                               Binding Irrevocable Settlement
                                               Authority

Dated:                 , 2000                  JAMES KINNICUTT
         --------------


                                       By:
                                               -----------------------------
                                               James Kinnicutt




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Dated:                 , 2000                  SUSAN KINNICUTT
         --------------


                                       By:
                                               -----------------------------
                                               Susan Kinnicutt


Dated:                 , 2000                  WILLIAM GRESHER
         --------------


                                       By:
                                               -----------------------------
                                               William Gresher


Dated:                 , 2000                  BIKERS DREAM, INC.
         --------------


                                       By:
                                               -----------------------------
                                               An Authorized Representative with
                                               Binding Irrevocable Settlement
                                               Authority